CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-31434; 33-43854; 333-03191; 333-32499; 333-35324; 333-73252; 333-107677; 333-140837, and 333-163637 on Form S-8 of The Boeing Company of our report dated June 21, 2010, related to the financial statements and supplemental schedule of The Boeing Company Voluntary Investment Plan appearing in this Annual Report on Form 11-K for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington

June 21, 2010